UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2023

Vaxart, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35285	59-1212264
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

170 Harbor Way, Suite 300, South San Francisco, California		94080
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (650) 550-3500

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $0.0001 par value	VXRT	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.         Entry into a Material Definitive Agreement.

On June 7, 2023, Vaxart, Inc. (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co. (“Cantor”) to issue and sell to Cantor 16,000,000 shares of the Company’s common stock, par value $0.0001 (the “Common Shares”) in an underwritten public offering (the “Offering”), pursuant to a Registration Statement on Form S-3 (File No. 333-270671) and the related prospectus and prospectus supplement, in each case filed with the U.S. Securities and Exchange Commission (the “SEC”).

Pursuant to the Underwriting Agreement, the Company granted Cantor an option, exercisable for a period of 30 days, to purchase up to an additional 2,400,000 shares of the Company’s common stock, par value $0.0001 (the “Option Shares” and together with the Common Shares, the “Shares”) at the same price per share as the Common Shares. The Offering is expected to close on June 9, 2023, subject to satisfaction of customary closing conditions.

The net proceeds from the Offering, are expected to be approximately $13.6 million, after deducting underwriting discounts and commissions and estimated offering expenses. If Cantor decides to exercise its option to purchase the Option Shares in full, the net proceeds to the Company from the Offering, are expected to be approximately $15.7 million, after deducting underwriting discounts and commissions and estimated offering expenses.

The Underwriting Agreement contains customary representations, warranties, covenants, and agreements by the Company, customary conditions to closing and indemnification obligations of the Company and Cantor (including for liabilities under the Securities Act of 1933, as amended), other obligations of the parties, and termination provisions. The representations, warranties, and covenants contained in the Underwriting Agreement were made only for purposes of such Underwriting Agreement and as of specific dates, were solely for the benefit of the parties to such Underwriting Agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreements is filed as Exhibit 1.1 to this Current Report on Form 8-K (this “Current Report”) and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the legal opinion of Thompson Hine LLP as to the legality of the Shares to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report.

Forward-Looking Statements

Statements contained or incorporated by reference in this Current Report which relate to other than strictly historical facts, such as statements about the Company’s expectations with respect to the completion of the Offering and the expected gross proceeds from the Offering. The words “believe,” “expect,” “intend,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date of this Current Report. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, risks and uncertainties associated with market conditions and the satisfaction of customary closing conditions related to the Offering, the Company’s continuing operating losses, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statements, other than as may be required under applicable law.

Item 8.01.         Other Events.

On June 6, 2023 and June 7, 2023, the Company issued press releases relating to the Offering. Copies of the press releases are attached as Exhibits 99.1 and 99.2 to this Current Report and are incorporated by reference herein.

Item 9.01.         Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

1.1	Underwriting Agreement, dated June 6, 2023, by and between Vaxart, Inc. and Cantor Fitzgerald & Co.

5.1	Opinion of Thompson Hine LLP.

23.1	Opinion of Thompson Hine LLP (included in Exhibit 5.1).

99.1	Press Release, dated June 6, 2023.

99.2	Press Release, dated June 7, 2023.

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VAXART, INC.

Dated: June 8, 2023
	By:	/s/ Andrei Floroiu
Andrei Floroiu
President and Chief Executive Officer